Exhibit 10.1

SUBSCRIPTION AND PURCHASE AGREEMENT
(Series B Noncumulative Convertible Perpetual Preferred Stock)

Macatawa Bank Corporation

To:	Macatawa Bank Corporation Attn: Chief Financial Officer 10753 Macatawa Drive Holland, MI 49424

Re:	Series B Noncumulative Convertible Perpetual Preferred Stock - If you wish to subscribe, please sign and return this Subscription Agreement and the attached Accredited Investor Questionnaire

        1.        SUBSCRIPTION. The undersigned (the “Subscriber”) hereby offers and agrees to purchase, and to pay for such number of shares as is set forth on the signature page hereof, of Series B Noncumulative Convertible Perpetual Preferred Stock, liquidation value of $1,000 per share (the “Shares”) of Macatawa Bank Corporation (the “Company”). The Subscriber hereby specifically accepts and adopts and consents to be bound by each and every provision of this Subscription and Purchase Agreement (“Agreement”). The Subscriber shall pay for the Shares at the price of $1,000 per Share, in good funds (e.g. cashier’s check, personal check or wire transfer), and for that purpose agrees to tender upon request an amount equal to the total Dollar Amount of Subscription as set forth on the signature page hereof.

        2.        CLOSING. The Company may conduct one or more closings of the purchase and sale of the Shares (each one a “Closing” ). Each closing shall occur at the offices of Varnum, Riddering, Schmidt & Howlett LLP, 333 Bridge Street, N.W., Suite 1700, Grand Rapids, Michigan 49504 on such dates or at such other place as may be determined by the Company (each one a “Closing Date”). In connection with each Closing, the Company or the Company’s transfer agent will deliver to the Subscriber the Shares, each registered in the undersigned Subscriber’s name (or in the name of such Subscriber’s nominees as may be specified by such Subscriber), against payment by the Subscriber of the purchase price of the Shares.

        3.        ACCEPTANCE. This Agreement is made subject to the Company’s discretionary right to accept or reject the subscription herein. Following action by the Company, the Subscriber will be notified as to whether the subscription has been accepted or rejected. If the Company shall for any reason reject all or part of this subscription, any amount already paid by the Subscriber with respect to the rejected subscription, or part thereof, will be promptly refunded, without interest. Acceptance of this subscription by the Company will be evidenced by the execution hereof by an officer of the Company.

        4.        REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. The Subscriber hereby represents and warrants to the Company as follows, recognizing that the information contained herein is being furnished to the Company in order for the Company to

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determine whether the Subscriber's subscription to purchase Shares should be accepted by the Company in light of the requirements of Section 4(2) of the Securities Act of 1933 (the “Act”) and the rules and regulations promulgated thereunder, similar sections of the securities laws of various states, and other relevant factors. The Subscriber understands that (a) the Company will rely on the information contained herein for purposes of such determination, (b) the Shares will not be registered under the Act in reliance upon exemptions from registration afforded under the Act, which may include Regulation D promulgated thereunder (“Regulation D”), and (c) the Shares, at the time of sale described herein, will not be registered and/or qualified under any state securities laws. Subscriber also represents and warrants to the Company as follows:

                A.        Advisors. Subscriber acknowledges that he, she or it has been advised to consult with their own attorney regarding legal matters concerning the Company and the Shares and to consult with its tax advisor regarding the tax consequences of acquiring the Shares. Subscriber hereby acknowledges and agrees that Keefe, Bruyette & Woods, Inc. has acted as financial advisor to the Company (and not as an underwriter or placement agent for the Shares) and has not acted as an advisor to, and does not represent, Subscriber.

                B.        Private Placement Memorandum and Access to SEC Filings. Subscriber has received and has had a full opportunity to review the Company’s Private Placement Memorandum, including the description of the Shares and Risk Factors contained therein. Subscriber acknowledges that he, she or it has had full access to the Company’s public filings made pursuant to the Securities Exchange Act of 1934, as amended, which access can be gained at http://www.sec.gov, http://www.gsionline.com, http://www.freeedgar.com and http://www.10kwizard.com. By entering into this Agreement, the undersigned Subscriber acknowledges receipt of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, and the proxy statement for the 2009 annual meeting.

                C.        Shares Not Registered. Subscriber understands that the Shares have not been registered under the Securities Act or any other Securities laws but are being offered and sold to Subscribers in reliance upon specific exemptions from the registration requirements of Federal and State securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of Subscribers to acquire the Shares.

                D.        Investment Experience. The Subscriber is a sophisticated, accredited and experienced investor with regard to high-risk investments in restricted securities of the sort referred to herein, and is willing and able to bear the economic risk of an investment in the Shares in an amount equal to the amount the Subscriber has subscribed to purchase. The Subscriber has the knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Shares. The Subscriber has adequate means of providing for current needs and personal contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Company of the size contemplated. In making this statement, the Subscriber considered whether the Subscriber could afford to hold the Shares for an indefinite period and whether, at this time, the Subscriber could afford a complete loss of an investment in the Shares.

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                E.        Accredited Investor Status. The Subscriber has submitted to the Company a complete and executed “Accredited Investor Questionnaire” substantially in the form attached hereto as Exhibit A. The Subscriber hereby certifies that he, she or it is an “Accredited Investor”, as that term is defined under Rule 501(a) of the Securities Act and all information which the Subscriber has provided to the Company in the Accredited Investor Questionnaire is correct and complete as of the date set forth thereon. The Subscriber is aware that the sale of the Securities is being made in reliance on Rule 506 of Regulation D, an exemption for non-public offerings under Section 4(2) of the Securities Act.

                F.        Purchase for Own Account. The Subscriber’s purchase of the Shares will be solely for the Subscriber’s own account and not for the account of any other person.

                G.        Investment Purpose. The Shares are being acquired by the Subscriber in good faith for investment and not with a view to distributing such Shares to others or otherwise reselling said Shares or any portion thereof. The Subscriber understands that the substance of the above representations is (i) that the Subscriber does not presently intend to sell or otherwise dispose of all or any part of the Shares; (ii) that the Subscriber does not now have in mind the sale or other disposition of all or any part of the Shares on the occurrence or nonoccurrence of any predetermined event; and (iii) that the Company is relying upon the truth and accuracy of the representations.

                H.        Investment Risks. The Subscriber understands that the purchase of the Shares is subject to risks as stated in the Risk Factors section of the Company’s Private Placement Memorandum, and the Risk Factors disclosed in the Company’s SEC filings or as otherwise may be applicable to similar investments. The Subscriber acknowledges that he, she or it has had an opportunity to review, and upon review, fully understands the Risk Factors contained in the Private Placement Memorandum and also the Risk Factors disclosed in the Company’s SEC filings.

                I.        Due Diligence. The Subscriber has relied solely upon this Subscription Agreement, the Company’s Private Placement Memorandum, the Certificate of Designation, in substantially the form attached hereto as Exhibit B, and the independent investigations made by the Subscriber with respect to the Shares subscribed for herein, and no oral or written representations beyond the Company’s SEC filings have been made to or been relied upon by the Subscriber.

                J.        Representations Complete. The Subscriber’s representations in this Agreement are complete and accurate to the best of the Subscriber’s knowledge, and the Company and its agents may rely upon them. The Subscriber will notify the Company and any such agent immediately if any material change occurs in any of this information before the sale of the Shares.

                K.        Transfer Restrictions and Resale. The Shares have not been registered with the Securities and Exchange Commission. The Shares may be sold or transferred only in compliance with the applicable securities laws and regulations, including the Securities Act of 1933, as amended (the “Act”). The Shares purchased by Subscriber will be “restricted securities” for purposes of SEC Rule 144 under the Act. The Subscriber agrees to comply with Rule 144 which permits resales of shares by persons not affiliated with the Company only if the shares have been held for at least six months. Subscriber acknowledges that due to the Share’s status as “restricted securities” it may not be possible to liquidate the undersigned’s investment in the Company during Rule 144‘s six month holding period (the holding period is one year if the Subscriber is deemed to be an “affiliate” of the Company).

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                L.        SEC Disclosure. The Subscriber understands that any investor individually, or acting as part of a group who acquires beneficial ownership of more than 5.0% of the Company’s common stock will be required to file a Schedule 13G or a Schedule 13D with the Securities and Exchange Commission.

                M.        Federal Reserve Board Approval. The Subscriber understands that an acquisition of the Company’s common stock in an amount that would cause such holder to beneficially own more than 9.9% of the Company’s common stock outstanding at such time will be subject to the Change in Bank Control Act, Regulation Y and related rules and regulations and would require notices filings and Federal Reserve Board advance approval under applicable banking laws and regulations.

                N.        Legend. The Subscriber understands and agrees that stop transfer instructions relating to the Shares will be placed in the Company’s stock transfer ledger, and that the certificates evidencing such securities will bear legends in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE ISSUER.”

Please refer to Section K. above for additional information about transfer restrictions and resale procedures.

                O.        Binding Obligation. This Agreement when fully executed and accepted by the Company will constitute a valid and legally binding obligation of the Subscriber, enforceable in accordance with its terms except (a) as its obligations may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws, or by equitable principles relating to or limiting creditors’ rights generally and (b) that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefore may be brought. The Subscriber, if it is a partnership, joint venture, corporation, trust or other entity, was not formed or organized for the specific purpose of acquiring the Shares. The purchase of the Shares by the Subscriber, if it is an entity, is a permissible investment in accordance with the Subscriber’s Articles of Incorporation, bylaws, partnership agreement, articles of organization, declaration of trust or other similar charter document, and has been duly approved by all requisite action by the entity’s owners, directors, officers or other authorized managers. The person signing this document and all documents necessary to consummate the purchase of the Shares has all requisite authority to sign such documents on behalf of the Subscriber, if it is an entity.

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                P.        No General Solicitation. The Shares were not offered to the Subscriber by way of general solicitation or general advertising and at no time was the Subscriber presented with or solicited by means of any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or televisions advertisement.

                Q.        Future Issuances. The Company may in the future issue additional preferred stock, senior debt, subordinated debt, and/or common stock.

                R.        Ranking. Subscriber understands and agrees that the Shares will rank junior to the Company’s previously issued Series A Noncumulative Convertible Perpetual Preferred Stock (the “Series A Preferred Shares”). The outstanding Series A Preferred Shares have an aggregate liquidation amount of $31,290,000. The fact that the Shares are junior to the Series A Preferred Shares means that the Company may not pay to the holders of the Shares any dividends or distribution of assets upon liquidation or winding up of the Company unless the Company has first paid to the holders of Series A Preferred Shares the amounts to which the holders of Series A Preferred Shares are entitled.

        5.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY. In connection with the agreement to purchase Shares by Subscriber herein, the Company hereby represents and warrants as follows:

                A.        The Organization. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Michigan and has all the requisite power and authority to conduct its business and own and operate its properties, and to enter into and execute this Agreement and to carry out the transactions contemplated hereby.

                B.        Authority. The Company has the power to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and to authorize the issuance and sale of the Shares contemplated by this Agreement, and the representatives of the Company executing this Agreement are duly authorized to do so.

                C.        Capitalization. The authorized capital stock of the Company consists of 40,000,000 shares of common stock of which 17,166,515 shares were outstanding as of March 31, 2009, and 500,000 shares of preferred stock of which 31,290 shares of Series A Noncumulative Convertible Perpetual Stock were outstanding as of March 31, 2009.

                D.        Binding Obligation. Assuming the due execution and delivery of this Agreement by the Subscriber, this Agreement is a legal, valid and binding obligation of the Company enforceable in accordance with its terms except (a) as its obligations may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws, or by equitable principles relating to or limiting creditors’ rights generally and (b) that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefore may be brought.

                E.        No Conflicts. The execution, delivery and performance of this Agreement and the fulfillment of or compliance with the terms and provisions hereof, including the issuance and sale of the Shares contemplated by this Agreement, are not in contravention of or in conflict with any contract to which the Company is a party or by which the Company or any of its properties may be bound or affected.

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                F.        Validly Issued. Upon receipt by the Company of payment for the Shares as contemplated by this Agreement and upon issuance of the Shares in accordance with this Agreement, the Shares will be validly issued and outstanding, fully paid and non-assessable.

        6.        REGISTRATION RIGHTS. The Company and Subscriber agree to the registration rights, terms and obligations set forth in Exhibit C hereto.

        7.        OWNERSHIP LIMITATION. The Subscriber covenants that he, she or it has read and agrees to the Beneficial Ownership Limitation (NASDAQ) set forth in the Certificate of Designation set forth in Exhibit B hereto.

        8.        CONVERSION PROCEDURES. The conversion procedures described in the Certificate of Designation, attached hereto as Exhibit B, set forth the totality of the procedures required by the Subscribers in order to convert the Shares. The Company shall honor conversions of Shares and shall deliver Common Stock in accordance with the terms, conditions and time periods set forth in the Certificate of Designation (as applicable).

        9.        ENTIRE AGREEMENT. This Agreement together with the Confidentiality Agreement previously executed by the parties hereto and any other documents executed contemporaneously herewith, constitute the entire agreement between the parties with respect to the matters covered thereby, and may only be amended by a writing executed by all parties hereto.

        10.        SURVIVAL OF REPRESENTATIONS. The representations, warranties, acknowledgements and agreements made herein shall survive issuance of the Shares.

        11.        WAIVERS. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing. No waiver of a breach of, or default under, any provision hereof shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any provision or condition of this Agreement.

        12.        COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        13.        CONFIDENTIALITY AGREEMENT. The Subscriber and the Company agree that the provisions of the Confidentiality Agreement previously signed by them in connection with the private placement of the Shares remains in full force and effect.

        14.        NOTICES. Except as otherwise required in this Agreement, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed to the last known address of the party.

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        15.        NON-ASSIGNABILITY. The obligations of a party hereunder shall not be delegated or assigned to any other party without the prior written consent of the other party hereto.

        16.        GOVERNING LAW. This Subscription Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Michigan, excluding those provisions related to the conflict of laws of different jurisdictions if the effect of the application of those provisions will be to require the application of the laws of a jurisdiction other than Michigan. Each party consents to the jurisdiction of the state of federal courts in Kent County, Michigan, which will be the sole venue for resolution of all disputes related to this Agreement. THE PARTIES HERETO WAIVE THE RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

Attachments:	Annual Report on Form 10-K for the year ended December 31, 2008 Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 Proxy Statement

        IN WITNESS WHEREOF, the Subscriber has executed this Agreement and declares that it is truthful and correct.

[signature pages follow]

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INDIVIDUALS SIGN HERE:

(Check One)
[__]	Community Property	X
(Both spouses must sign)
X
[__]	Individually
X
[__]	Joint tenants with right of survivorship (Both must sign)
Print Name
[__]	Tenants in common (All must sign)
Print Names

Print Names
Note:	Please notify the Company
	if you plan to invest funds	Address
in an individual retirement account (IRA).
Address

Telephone Number

Social Security Number

Number of Shares Subscribed for Purchase:

Dollar Amount of Subscription: ($1,000 per Share)

(write out dollar amount) Date: _______________, 2009

Signature Page for Individuals

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ENTITIES SIGN HERE:

[__]	Partnerships or Limited
	Liability Company	Print Partnership or LLC Name
By:
Authorized Signature
[__]	Corporation
Print Corporate Name
By:
Authorized Signature
Title:

[__]	As Custodian, Trustee or Agent
Print Name
By:
Authorized Signature

Title, if applicable
All Entities Complete
Address

Address

Telephone Number
Tax I.D. No.:
Number of Shares Subscribed for Purchase:

Dollar Amount Subscribed for: ($1,000 per Share)

Date: ___________, 2009		(write out dollar amount)

Signature Page for Entities

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PAYER'S NAME: MACATAWA BANK CORPORATION

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer's Request for Taxpayer Identification Number (See Instruction No. 7) Please fill in your name and address below:	Part 1 - TAXPAYER IDENTIFICATION NO. - FOR ALL ACCOUNTS ENTER YOUR TAXPAYER IDENTIFICATION NUMBER ON THE APPROPRIATE LINE. FOR MOST INDIVIDUALS, SOLE PROPRIETORS, AND REVOCABLE TRUSTS THIS IS YOUR SOCIAL SECURITY NUMBER. FOR OTHER ENTITIES, IT IS YOUR EMPLOYER IDENTIFICATION NUMBER.	________________ Social Security Number OR ________________ Employer Identification Number(s)

_____________________
Name

_____________________
Business name, if different from above

Check appropriate box

[_] Individual/Sole proprietor
[_] Partnership
[_] Trust
[_] Corporation
[_] Limited Liability Company. Enter tax
classification (D = disregarded entity, C =
corporation, P = partnership) _____
[_] Other ________________

[_] Exempt from backup withholding

_____________________
Address (number and street)

_____________________
City, State and Zip Code	Part 2 - Certification - Under penalties of perjury, I certify that:

(1) The number shown on the form is my correct Taxpayer Identification
     Number (or I am waiting for a number to be issued to me) and
(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3) I am a U.S. citizen or other person (including a U.S. resident alien).

Certificate Instructions - You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding.

SIGNATURE _____________________ DATE _______________, 2009

Subscribers: please complete and sign the substitute IRS Form W-9 above.

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        SUBSCRIPTION AND PURCHASE AGREEMENT ACCEPTED:

[__] IN FULL or [__] for $_____________________

MACATAWA BANK CORPORATION
a Michigan Corporation

By: ________________________________

Name: ________________________

Title: ________________________

Date: ________________, 2009

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EXHIBIT A
MACATAWA BANK CORPORATION
ACCREDITED INVESTOR QUESTIONNAIRE

Note: Individuals must complete SECTION I and Corporations, Partnerships, Trusts and other Entities must complete SECTION II

ALL QUESTIONS IN THE APPROPRIATE SECTION MUST BE ANSWERED

SECTION I. QUESTIONS FOR INDIVIDUALS

1. Name: ___________________________________

2. U.S. Citizen: Yes____ No____ Age:___________

3. Social Security No.:________________________

4. Accredited Investor Suitability Requirements. An individual will qualify as an Accredited Investor as defined in Rule 501(a) of the Securities Act of 1933 (“Securities Act”) if he or she meets any one of the following requirements. The undersigned entity certifies that he/she is an Accredited Investor because:

Yes____ No____	(A) I am a natural person and had an individual net worth on the date hereof (or joint net worth with my spouse) in excess of $1 million (including my home, home furnishings and automobiles).

Yes____ No____	(B) I am a natural person and had an individual income in excess of $200,000 in each of the two most recent years and reasonably expect an income in excess of $200,000 in the current year. For these purposes “income” means my individual adjusted gross income for federal income tax purposes, plus (i) any deduction for long term capital gain; (ii) any deduction for depletion; (iii) any exclusion for interest; and (iv) any losses of a partnership allocated to an individual limited partner.

Yes____ No____	(C) I am a natural person and had a joint income with my spouse in excess of $300,000 in each of the two most recent years and reasonably expect joint income with my spouse in excess of $300,000 in the current year. For these purposes “income” shall be determined as set forth in Section 4(B) above.

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SECTION II. QUESTIONS FOR CORPORATIONS, PARTNERSHIPS, TRUSTS AND OTHER ENTITIES

1. Name of Entity: _____________________________________________

2. Type of Entity (corporation, partnership, LLC etc.) _____________________

3. Date of Organization: _________________________________________

4. State of Organization: _________________________________________

5. Federal Taxpayer Identification No.: _____________________________

6. Accredited Investor Suitability Requirements:

Yes____ No____	(A) Was the entity formed for the specific purpose of investing in the securities (as defined in Section 3(a)(10) of the Securities Exchange Act of 1934 ((the “Exchange Act”)) or in the equity securities (as defined in Section 3(a)(11) of the Exchange Act) of Macatawa Bank Corporation?

7. If your answer to question 6(A) above is “No,” CHECK whichever of the following statements is applicable to the entity; if your answer to question 6(A) is “Yes” or if none of the statements in clause 7(A) below is applicable, the entity must be able to certify to statement 7(B) below in order to qualify as an Accredited Investor.

(A) The undersigned entity certifies that it is an Accredited Investor because it is:

Yes____ No____	(i) a corporation, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities or equity securities of Macatawa Bank Corporation, with total assets in excess of $5,000,000;

Yes____ No____	(ii) a bank, as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or fiduciary capacity;

Yes____ No____	(iii) a broker or dealer registered pursuant to Section 15 of the Exchange Act;

Yes____ No____	(iv) an insurance company as defined in Section 2(13) of the Securities Act;

Yes____ No____	(v) an investment company registered under the Investment Company Act of 1940 ("1940 Act");

Yes____ No____	(vi) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, provided that (A) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such

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act, and the plan fiduciary is either a bank, insurance company or registered investment adviser, or (B) the employee benefit plan has total assets in excess of $5,000,000, or (C) the plan is a self-directed plan and the investment decisions are made solely by persons that are Accredited Investors (if self-directed plan with more than one investment account: (1) each participant must maintain a separate investment account within the plan, and (2) the funds of the separate investment accounts within the plan must not be commingled);

Yes____ No____	(vii) a private business development company as defined in Section 202(a)(22) of the 1940 Act;

Yes____ No____	(viii) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities or equity securities of Macatawa Bank Corporation, with total assets in excess of $5,000,000; or

Yes____ No____	(ix) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities or equity securities of Macatawa Bank Corporation, whose subscription is directed by a sophisticated person as defined in Rule 506(b)(2)(ii) promulgated under the Securities Act.

If none of the above apply, please complete 7(B) below:

(B)	The undersigned entity certifies that it is an Accredited Investor because each of its stockholders, partners, LLC members or other equity holders meets at least one of the following conditions:

Yes____ No____	(i) He/She is a natural person and had an individual net worth (or joint net worth with spouse) at the time of subscription in excess of $1 million (including home, home furnishings and automobiles).

Yes____ No____	(ii) He/She is a natural person and had an individual income in excess of $200,000 (or joint income with spouse in excess of $300,000) in each of the two most recent years and reasonably expects an individual income in excess of $200,000 (or joint income with spouse in excess of $300,000) in the current year. For these purposes “income” means individual adjusted gross income for federal income tax purposes, plus (i) any deduction for long term capital gains; (ii) any deduction for depletion; (iii) any exclusion for interest; or

Yes____ No____	(iii) The stockholder, partner or other equity holder is a corporation, partnership, trust or other entity which meets the description of at least one of the organizations specified in statement 7(A) above or whose stockholders, partners or other equity holders meet at least one of the descriptions in this statement 7(B).

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IN WITNESS WHEREOF, the undersigned has executed this Investor Questionnaire this ____ day of ___________, 2009, and declares that it is truthful and correct.

Name of Investor or Entity:
Signature of Investor or Representative:
If an Entity, Name and Title of Signatory:
Address:

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EXHIBIT B
MACATAWA BANK CORPORATION
CERTIFICATE OF DESIGNATION

______________________

CERTIFICATE OF ADOPTION OF RESOLUTION
DESIGNATING AND PRESCRIBING RIGHTS,
PREFERENCES AND LIMITATIONS
OF SERIES B NONCUMULATIVE CONVERTIBLE
PERPETUAL PREFERRED STOCK
OF
MACATAWA BANK CORPORATION

        The undersigned Company executes the following certificate pursuant to the provisions of Section 302, Act 284, Public Acts of 1972, as amended:

        A.        The present name of the Company is Macatawa Bank Corporation (the “Company”).

        B.        The identification number assigned by the Bureau is: 502 582.

        C.        The following is a true and correct copy of a resolution designating and prescribing the relative rights, preferences and limitations of the Company’s Series B Noncumulative Convertible Perpetual Preferred Stock, which was duly adopted by the Company’s Board of Directors (“Board of Directors”) on June 18, 2009.

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Company in accordance with the provisions of its Articles of Incorporation, as amended, a series of preferred stock of the Company be and hereby is created and the designation, amount, qualifications, limitations and other rights and restrictions of the shares of such series are as follows:

DESIGNATION OF SERIES B NONCUMULATIVE
CONVERTIBLE PERPETUAL PREFERRED STOCK

1. Designation; Ranking.

        (a)        The designation of the series of preferred stock shall be Series B Noncumulative Convertible Perpetual Preferred Stock (the “Series B Preferred Stock”). Each share of Series B Preferred Stock shall be identical in all respects to every other share of Series B Preferred Stock.

(b) The Series B Preferred Stock shall rank, with respect to dividend rights and rights upon the liquidation, dissolution or winding up of the Company:

                (i)        senior to the Common Stock and any other class or series of the Company’s capital stock that the Company may issue in the future the terms of which do not expressly provide that it ranks on a parity with, or senior to, to the Series B Preferred Stock (“Junior Stock”);

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                (ii)        equally with any class or series of the Company’s capital stock that the Company may issue in the future the terms of which expressly provide that such class or series shall rank on a parity with the Series B Preferred Stock (“Parity Stock”);

                (iii)        junior to any class or series of the Company’s capital stock that the Company may issue in the future the terms of which expressly provide that such class or series shall rank senior to the Series B Preferred Stock;

(iv) junior to the Company’s Series A Noncumulative Convertible Perpetual Preferred Stock; and

(v) junior to all of the Company’s existing and future indebtedness and other liabilities, including, without limitation, all existing and future issuances of trust preferred securities.

        In addition, the Series B Preferred Stock, with respect to dividends rights and rights upon the liquidation, dissolution or winding up of the Company will be subordinated to existing and future indebtedness of the Company’s subsidiaries.

        2.        Number of Shares. The number of authorized shares of Series B Preferred Stock shall be 15,000. The Company shall have the authority to issue fractional shares of Series B Preferred Stock.

        3.        Definitions. As used herein with respect to the Series B Preferred Stock:

“Board of Directors” has the meaning set forth in the recitals above.

“Business Day” means any weekday that is not a legal holiday in New York, New York or Chicago, Illinois and is not a day on which banking institutions in New York, New York or Chicago, Illinois are authorized or required by law or regulation to be closed.

“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price at 4:00 p.m., New York City time, of the shares of the Common Stock on the Nasdaq Global Select Market on such date. If the Common Stock is not traded on the Nasdaq Global Select Market on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed at 4:00 p.m., New York City time, or if the Common Stock is not so listed on a U.S. national or regional securities exchange, but is quoted on the OTC Bulletin Board (or any successor thereof), the last quoted bid price thereon at 4:00 p.m., New York City time, or if the Common Stock is not listed on a national or regional securities exchange or quoted on the OTC Bulletin Board (or any successor thereof), the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization at 4:00 p.m., New York City time, or, if that bid price is not available, the market price of

Confidential Information June 4, 2009	Page 17 of 36

the Common Stock on that date as determined by a nationally recognized investment banking firm (unaffiliated with the Company) retained by the Company for this purpose.

“Common Stock” means the common stock of the Company or any other shares of the capital stock of the Company into which such shares of common stock shall be reclassified or changed.

“Company”has the meaning set forth in the recitals above.

“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series B Preferred Stock, and its successors and assigns.

“Conversion at the Option of the Company Date” shall have the meaning set forth in Section 9(c).

“Conversion Date”shall have the meaning set forth in Section 8(d).

“Conversion Notice” shall have the meaning set forth in Section 8(d).

“Conversion Price” is Six and 00/100 Dollars ($6.00) as adjusted from time to time as provided in Section 10.

“Conversion Rate” means, for each share of Series B Preferred Stock, an amount equal to the quotient of $1,000, divided by the Conversion Price in effect at the time of conversion.

“Dividend Payment Date” shall have the meaning set forth in Section 4(a).

“Dividend Period”shall have the meaning set forth in Section 4(a).

“Dividend Record Date” shall have the meaning set forth in Section 4(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“Holder” means the Person in whose name the shares of the Series B Preferred Stock are registered, which may be treated by the Company, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the shares of Series B Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

“Issuance Limitation” shall have the meaning set forth in Section 7(c).

“Junior Stock” shall have the meaning set forth in Section 1(b)(i).

“Liquidation Event” shall have the meaning set forth in Section 5(a).

Confidential Information June 4, 2009	Page 18 of 36

“Notice of Conversion at the Option of the Company” shall have the meaning set forth in Section 9(c).

“Parity Stock” shall have the meaning set forth in Section 1(b)(ii).

“Person” means a legal person, including any individual, company, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series B Preferred Stock, and its successors and assigns.

“Sale Transaction” means any consolidation or merger of the Company or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the property and assets of the Company to any Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting stock of the Company immediately prior to such transaction beneficially own, directly or indirectly, voting stock representing a majority of the total voting power of all outstanding classes of voting stock of the continuing or surviving Person immediately after the transaction.

“Senior Stock” shall mean any class or series of the Company’s capital stock that the Company may issue in the future the terms of which expressly provide that such class or series shall rank senior to the Series B Preferred Stock, and also includes the Company’s Series A Noncumulative Convertible Perpetual Preferred Stock.

“Series B Preferred Stock” shall have the meaning set forth in Section 1.

“Special Conversion Event” means, at any time on or after July 31, 2012, in the event that (i) the Closing Price equals or exceeds one hundred twenty percent (120%) of the then prevailing Conversion Price for at least twenty (20) Trading Days in a period of thirty (30) consecutive Trading Days, and (ii) the Company has paid in full all dividends on the shares of Series B Preferred Stock for four (4) consecutive Dividend Periods.

“Trading Day” means, for purposes of determining the Closing Price, a Business Day on which the shares of Common Stock:

(i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

Confidential Information June 4, 2009	Page 19 of 36

“Transfer Agent” means Registrar and Transfer Company acting as Transfer Agent, Registrar, paying agent and Conversion Agent for the Series B Preferred Stock, and its successors and assigns.

        4.        Dividends.

        (a)        Rate. Holders shall be entitled to receive, if, as and when declared by the Company’s Board of Directors or any duly authorized committee thereof, but only out of assets legally available therefor, non-cumulative dividends on the liquidation preference of $1,000.00 per share of Series B Preferred Stock, and no more, payable quarterly in arrears on the last day of March, June, September and December; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, unless that next succeeding day falls in the next calendar year, in which case payment of such dividend will occur on the immediately preceding Business Day (in either case, without any interest or other payment in respect of such delay) (each such day on which dividends are payable a “Dividend Payment Date”). The period from and including the date of issuance of the Series B Preferred Stock or any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series B Preferred Stock will accrue on the liquidation preference of $1,000.00 per share at a rate per annum equal to nine percent (9.0%). The record date for payment of any declared dividends on the Series B Preferred Stock will be the 15th day of the last month in each calendar quarter (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date will be a Dividend Record Date whether or not such day is a Business Day. The amount of dividends payable will be computed on the basis of a 360-day year of twelve 30-day months. Dividends shall be payable in cash.

        (b)        Non-Cumulative Dividends. If the Company’s Board of Directors or any duly authorized committee thereof does not declare a dividend on the Series B Preferred Stock for any Dividend Period prior to the related Dividend Payment Date, that dividend will not accrue, and the Company will have no obligation to pay, and Holders shall have no right to receive, a dividend for that Dividend Period on the related Dividend Payment Date or at any future time, whether or not dividends on the Series B Preferred Stock or any other series of preferred stock or common stock are declared for any subsequent Dividend Period with respect to Series B Preferred Stock, Junior Stock or any other class or series of authorized preferred stock of the Company. References herein to the “accrual” of dividends refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

        (c)        Priority of Dividends. So long as any share of Series B Preferred Stock remains outstanding, unless as to a Dividend Payment Date, full dividends on all outstanding shares of the Series B Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside for the Dividend Period then ending, the Company will not, and will cause its subsidiaries not to, during the next succeeding Dividend Period that commences on such Dividend Payment Date, declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any Junior Stock or Parity Stock, or make any guarantee payment with respect thereto, other than:

Confidential Information June 4, 2009	Page 20 of 36

                (i)        purchases, redemptions or other acquisitions of shares of Junior Stock or Parity Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants of the Company or any of its subsidiaries;

                (ii)        purchases of shares of Common Stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan; or

(iii) as a result of an exchange or conversion of any class or series of Junior Stock or Parity Stock for any other class or series of Junior Stock or Parity Stock, respectively.

The foregoing restriction, however, will not apply to any Junior Stock or Parity Stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid.

Except as provided below, for so long as any share of Series B Preferred Stock or Parity Stock remains outstanding, if dividends are not declared and paid in full upon the shares of Series B Preferred Stock and Parity Stock, all dividends declared upon shares of Series B Preferred Stock and Parity Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share of Series B Preferred Stock and Parity Stock bear to each other.

Subject to the foregoing, and not otherwise, such dividends payable in cash, stock or otherwise, as may be determined by the Company’s Board of Directors or any duly authorized committee thereof, may be declared and paid on any Junior Stock or Parity Stock from time to time out of any assets legally available for such payment, and Holders will not be entitled to participate in those dividends.

        (d)        Conversion Following A Record Date. If a Conversion Date for any shares of Series B Preferred Stock is prior to the close of business on a Dividend Record Date for any declared dividend for the then-current Dividend Period, the Holder of such shares will not be entitled to any such dividend. If the Conversion Date for any shares of Series B Preferred Stock is after the close of business on a Dividend Record Date for any declared dividend for the then-current Dividend Period, but prior to the corresponding Dividend Payment Date, the Holder of such shares shall be entitled to receive such dividend, notwithstanding the conversion of such shares prior to the Dividend Payment Date. However, such shares, upon surrender for conversion, must be accompanied by funds equal to the dividend on such shares; provided that no such payment need be made (i) if the Company has issued a notice of a Sale Transaction during the then-current Dividend Period, or (ii) if the Company has issued a notice of conversion at its option of the Series B Preferred Stock.

Confidential Information June 4, 2009	Page 21 of 36

5. Liquidation Rights.

        (a)        Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (a “Liquidation Event”), Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside with respect to any Junior Stock and subject to the rights of the Company’s creditors and holders of Senior Stock and Parity Stock, to receive in full a liquidating distribution in the amount of the liquidation preference of $1,000.00 per share, plus an amount equal to any accrued dividends thereon from the last Dividend Payment Date to, but excluding, the date of the Liquidation Event if and to the extent declared. Holders shall not be entitled to any further payments in the event of any such Liquidation Event other than what is expressly provided for in this Section 5.

        (b)        Partial Payment. If the assets of the Company are not sufficient to pay in full the liquidation preference plus any dividends which have been declared but not yet paid to all Holders and holders of Parity Stock, the amounts paid to the Holders and holders of Parity Stock shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.

        (c)        Residual Distributions. If the respective aggregate liquidating distributions to which all Holders and holders of Parity Stock are entitled have been paid, the holders of Junior Stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

6. Sale Transaction; Notice of Dividends

(a) Liquidation Event. A Sale Transaction shall not be deemed to be a Liquidation Event for purposes of these Designations.

(b) Notices. In case at any time or from time to time:

(i) the Company shall declare a dividend (or any other distribution) on its shares of Common Stock; or

(ii) the Company shall enter into a binding, definitive agreement with respect to a Sale Transaction;

then the Company shall mail to each Holder of shares of Series B Preferred Stock at such holder’s address as it appears on the transfer books of the Company, as promptly as possible but in any event at least 30 days prior to the applicable date hereinafter specified in the case of a Sale Transaction and 10 days prior to the applicable date hereinafter specified in the case of a dividend or other distribution on its shares of Common Stock, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or, if a record is not to be taken, the date as of which the holders of Common Stock of record will be entitled to such dividend or distribution or (B) the date on which such Sale Transaction is expected to become effective.

        (c)        Opportunity to Convert Series B Preferred Stock. Notwithstanding anything contained herein to the contrary, each Holder shall have the right, at such Holder’s option, to convert all or any portion of such Holder’s Series B Preferred Stock at any time prior to the

Confidential Information June 4, 2009	Page 22 of 36

consummation of a Sale Transaction into shares of Common Stock as set forth in (and limited by) Section 7 and subject to the conversion procedures of Section 8.

        7.        Right of the Holders to Convert.

        (a)        General. Each Holder shall have the right, at such Holder’s option, to convert all or any portion of such Holder’s Series B Preferred Stock at any time into shares of Common Stock at the Conversion Rate per share of Series B Preferred Stock (subject to the conversion procedures of Section 8 and the other provisions hereof), plus cash in lieu of fractional shares.

        (b)        Beneficial Ownership Limitation (Federal Reserve). Notwithstanding anything to the contrary contained in these Designations, no Holder will be entitled to receive shares of Common Stock upon conversion pursuant to these Designations to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of the shares of Common Stock outstanding at such time. Any purported delivery of shares of Common Stock upon conversion of Series B Preferred Stock shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting Holder becoming the beneficial owner of more than 9.9% of the shares of Common Stock outstanding at such time. The limitations contained in this Section 7(b) shall apply to any successor Holder of shares of Series B Preferred Stock.

        (c)        Beneficial Ownership Limitation (NASDAQ). Notwithstanding anything to the contrary contained in these Designations, no Holder will be entitled to receive shares of Common Stock upon conversion pursuant to these Designations to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 19.9% of the voting power of the Company, following such conversion, unless the Company obtains the requisite shareholder approval under NASDAQ Marketplace Rule 4350(i)(1)(B) (the “Issuance Limitation”), in which case, the Issuance Limitation under this Section 7(c) shall no longer apply to such Holder. The Company shall have no obligation to obtain (or attempt to obtain) such requisite shareholder approval. For purposes of this Section 7(c), the aggregate number of shares of Common Stock beneficially owned by the Holder shall include the shares of Common Stock issuable upon the conversion of its Series B Preferred Stock, subject in all cases to the Issuance Limitation. Upon the written request of the Holder, the Company shall promptly, but in no event later than two (2) Business Days following the receipt of such notice, confirm in writing to the Holder the number of shares of Common Stock then outstanding. The number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock and the Conversion Price shall be subject to adjustment as described in these Designations.

8. Conversion Procedures.

(a) Conversion Date. Effective immediately prior to the close of business on any applicable Conversion Date, dividends shall no longer be declared on any such converted

Confidential Information June 4, 2009	Page 23 of 36

shares of Series B Preferred Stock, and such shares of Series B Preferred Stock shall represent only the right to receive shares of Common Stock issuable upon conversion of such shares, as set forth in Section 7, in each case, subject to the right of Holders to receive any declared and unpaid dividends on such shares and any other payments to which they are otherwise entitled pursuant to the terms hereof.

        (b)        Rights Prior to Conversion. No allowance or adjustment, except pursuant to Section 10, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on any applicable Conversion Date. Prior to the close of business on any applicable Conversion Date, shares of Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any shares of Series B Preferred Stock shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion or rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding shares of Series B Preferred Stock.

        (c)        Record Holder as of Conversion Date. The Person or Persons entitled to receive the Common Stock issuable upon conversion of Series B Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on any applicable Conversion Date. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series B Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.

(d) Conversion Procedure. On the date of any conversion, if a Holder’s interest is in certificated form, a Holder must do each of the following in order to convert:

                (i)        except upon a conversion initiated by the Company, complete and manually sign an irrevocable conversion notice in the form provided by the Conversion Agent (a “Conversion Notice”), or a facsimile of such Conversion Notice, and deliver such Conversion Notice to the Conversion Agent;

(ii) surrender the shares of Series B Preferred Stock to the Conversion Agent;

(iii) if required, furnish appropriate endorsements and transfer documents;

(iv) if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Company pursuant to Section 19(a); and

(v) if required, pay funds equal to any declared and unpaid dividend payable on the next Dividend Payment Date to which such Holder is entitled.

Confidential Information June 4, 2009	Page 24 of 36

Notwithstanding the foregoing, a Conversion Notice given by any Holder in contemplation of a Sale Transaction or a public offering of Common stock may be revocable and conditional upon the consummation of such Sale Transaction or public offering, as applicable.

The term “Conversion Date” means the earlier of (x) the Conversion at the Option of the Company Date (as defined in Section 9(c)), or (y) the date on which a Holder satisfies all of the requirements of this Section 8(d). The Conversion Agent shall, on a Holder’s behalf, convert the Series B Preferred Stock into shares of Common Stock, in accordance with the terms of the notice delivered by such Holder described in clause (i) of this Section 8(d) above.

        9.        Conversion at the Option of the Company.

        (a)        Company Conversion Right. The Company shall have the right, at its option, to cause some or all of the Series B Preferred Stock to be converted into shares of Common Stock at the then-applicable Conversion Rate at any time after a Special Conversion Event.

        (b)        Partial Conversion. If the Company elects to cause less than all the shares of the Series B Preferred Stock to be converted under clause (a) above, the Conversion Agent shall select the Series B Preferred Stock to be converted on a pro rata basis.

        (c)        Conversion Procedure. In order to exercise the conversion right described in this Section 9, the Company shall provide notice of such conversion to each Holder (such notice, a “Notice of Conversion at the Option of the Company”). The Conversion Date shall be a date selected by the Company (the “Conversion at the Option of the Company Date”) and shall be no more than 20 days after the date on which the Company provides such Notice of Conversion at the Option of the Company. In addition to any information required by applicable law or regulation, the Notice of Conversion at the Option of the Company shall state, as appropriate:

(i) the Conversion at the Option of the Company Date;

(ii) the aggregate number of shares of Series B Preferred Stock to be converted; and

                (iii)        the number of shares of Common Stock to be issued upon conversion of each share of Series B Preferred Stock and, if fewer than all the shares of Series B Preferred Stock of a Holder are to be converted, the number of such shares to be converted.

        10.        Anti-Dilution Adjustments.

        (a)        General. If the Company at any time after the effective date hereof subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of the Series B Preferred Stock will be proportionately increased. If the Company at any time after the effective date hereof

Confidential Information June 4, 2009	Page 25 of 36

combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of the Series B Preferred Stock will be proportionately decreased.

        (b)        No Fractional Shares. No fractional shares of Common Stock will be issued to holders of the Series B Preferred Stock upon conversion. In lieu of fractional shares otherwise issuable, holders will be entitled to receive an amount in cash equal to the fraction of a share of Common Stock, calculated on an aggregate basis in respect of the shares of Series B Preferred Stock being converted, multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date.

        11.        Voting Rights. The Holders shall not be entitled to vote on any matter except as required by Michigan law.

        12.        Consents; Exception for Participation in TARP Capital Purchase Program and Capital Assistance Program. Except as otherwise required by applicable law, the consent of the Holders of a majority of the number of shares of Series B Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote, at a special or annual meeting, voting or consenting as a separate class, shall be necessary to: (i) authorize or issue, or obligate the Company to issue, any Senior Stock or right convertible or exchangeable for Senior Stock; (ii) increase the authorized number of shares of the Series B Preferred Stock; (iii) amend the Articles of Incorporation or Bylaws of the Company, if such amendment would alter or change the powers, preferences or special rights of the holders of the Series B Preferred Stock so as to affect them adversely; or (iv) amend or waive any provision of these Designations. Notwithstanding anything in these Designations to the contrary, the consent or vote of the Holders shall not be necessary to authorize or issue, or obligate the Company to issue, any Senior Stock or Parity Stock, or right convertible or exchangeable for Senior Stock or Parity Stock, to the United States Department of the Treasury pursuant to the federal Troubled Asset Relief Program (TARP) Capital Purchase Program or pursuant to the federal Capital Assistance Program, or any successor to either program.

        13.        No Redemption. Shares of Series B Preferred Stock shall not be redeemable at the option of either the Company or any Holder. The Series B Preferred Stock shall be perpetual, subject to conversion in accordance with the terms set forth herein.

        14.        Unissued or Reacquired Shares. Shares of Series B Preferred Stock that have been issued and converted, or otherwise purchased or acquired by the Company shall be retired upon their acquisition, shall not be reissued as shares of Series B Preferred Stock and, upon the taking of any action required by law, shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.

        15.        No Sinking Fund. Shares of Series B Preferred Stock are not subject to the operation of a sinking fund.

Confidential Information June 4, 2009	Page 26 of 36

        16.        Reservation of Common Stock.

        (a)        Sufficient Shares. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Company, solely for issuance upon the conversion of shares of Series B Preferred Stock as provided in these Designations, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding (without giving effect to Section 7(b)). For purposes of this Section 16(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder (without giving effect to Section 7(b)).

        (b)        Use of Acquired Shares. Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Series B Preferred Stock, as herein provided, shares of Common Stock acquired by the Company and held as treasury shares (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

        (c)        Free and Clear Delivery. All shares of Common Stock delivered upon conversion of the Series B Preferred Stock shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

        (d)        Compliance with Law. Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series B Preferred Stock, the Company shall use its reasonable best efforts to comply with any federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

        17.        Transfer Agent, Conversion Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the Series B Preferred Stock shall be Registrar and Transfer Company. The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent that shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

        18.        Replacement Certificates.

        (a)        Mutilated, Destroyed, Stolen and Lost Certificates. If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace any certificate that becomes destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity and bond that may be required by the Transfer Agent and the Company.

Confidential Information June 4, 2009	Page 27 of 36

        (b)        Certificates Following Conversion. If physical certificates are issued, the Company shall not be required to issue any certificates representing the Series B Preferred Stock on or after the applicable Conversion Date. In place of the delivery of a replacement certificate following the applicable Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Series B Preferred Stock formerly evidenced by the certificate.

        19.        Taxes.

        (a)        Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities; provided, however, that the Company shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock, shares of Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

        (b)        Withholding. All payments and distributions (or deemed distributions) on the shares of Series B Preferred Stock (and on the shares of Common Stock received upon their conversion) shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Holders.

        20.        Notices. All notices referred to in these Designations shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given (i) upon receipt, when delivered personally; (ii) one Business Day after deposit with an overnight courier service; or (iii) three Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of these Designations) with postage prepaid, in each case addressed: (x) if to the Company, to its office at 10753 Macatawa Drive, Holland, Michigan 49424 (Attention: Corporate Secretary) or to the Transfer Agent at its office at 10 Commerce Drive, Cranford, New Jersey 07016 (Attention: Corporate Trust Office), or other agent of the Company designated as permitted by these Designations, or (y) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent), or (z) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

[signature page follows]

Confidential Information June 4, 2009	Page 28 of 36

        IN WITNESS WHEREOF, Macatawa Bank Corporation has caused this Certificate to be signed by its duly authorized officer as of June _____, 2009.

———————————————— Philip J. Koning, President

Confidential Information June 4, 2009	Page 29 of 36

EXHIBIT C
MACATAWA BANK CORPORATION
REGISTRATION RIGHTS, TERMS AND OBLIGATIONS

A. Demand Registration

        1.        Definition of Investors. For purposes of this Exhibit C to the Subscription Agreement, “Investor” shall mean each person or entity who has purchased Series B Noncumulative Convertible Perpetual Preferred Stock from the Company.

        2.        Requests for Registration. At any time following the first year anniversary of the closing of the transaction, any Investor (or permitted transferees) may request in writing that the Company effect the registration of all or any part of the Registrable Shares (as defined below) held by that Investor (a “Registration Request”). Promptly after its receipt of any Registration Request but no later than 10 days after receipt of such Registration Request, the Company will give written notice of such request to all other Investors (and any known transferees). Within 10 days after receipt of such notice by any Investor, such Investor may request in writing that its Registrable Shares be included in such registration and the Company shall include in the Registration Request the Registrable Shares of any such Investor to be so included. The Company will use its reasonable best efforts to register, in accordance with the provisions of this Agreement, all Registrable Shares that have been requested to be registered in the Registration Request; provided, that the Company will not be required to effect a registration pursuant to this Section unless the value of Registrable Shares included in the Registration Request is at least $5 million. The Company will pay all Registration Expenses incurred in connection with any registration pursuant to this Section. Any registration requested by the Investors pursuant to this Section is referred to in this Agreement as a “Demand Registration.” For purposes of this Agreement, “Registrable Shares” means all Common Stock issued or issuable pursuant to the conversion of the Shares and any equity securities issued or issuable directly or indirectly with respect to the Common Stock issued or issuable pursuant to the conversion of the Shares by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. As to any particular securities constituting Registrable Shares, such securities will cease to be Registrable Shares when (i) a registration statement with respect to the sale by the holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they have been sold to the public pursuant to Rule 144 or Rule 145 or other exemption from registration under the Securities Act, (iii) they have been acquired by the Company or (iv) they are able to be sold by the Investor or transferee holding such securities without restriction as to volume or manner of sale pursuant to Rule 144 under the Securities Act as specified in a legal opinion to such effect rendered by counsel to the Company at its sole expense and acceptable to the affected holders and the Company’s Common Stock transfer agent. In addition, for purposes of this Agreement, “Registration Statement” means the prospectus and other documents filed with the SEC to effect a registration under the Securities Act.

        3.        Limitation on Demand Registrations. Investors, collectively, will be entitled to initiate no more than one (1) registration under the Securities Act in each calendar year of all or part of the Registrable Shares owned by them, and the Company will not be obligated to effect more than one Demand Registration in any calendar year. Upon filing a Registration Statement, the Company will use its reasonable best efforts to keep such Registration Statement effective with the SEC at all

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times until each Investor who would require such registration to effect a sale of the Registrable Shares no longer holds the Registrable Shares. No request for registration will count for the purposes of the limitations in this Section if (i) the Investor determines in good faith to withdraw the proposed registration prior to the effectiveness of the Registration Statement relating to such request due to marketing conditions or regulatory reasons relating to the Company (provided that this clause shall cease to apply if the Investor has previously withdrawn a proposed registration), (ii) the Registration Statement relating to such request is not declared effective within 210 days of the date such Registration Statement is first filed with the SEC (other than by reason of the Investor having refused to proceed or provide any required information for inclusion therein) and the Investor withdraws the Registration Request prior to such Registration Statement being declared effective, or (iii) prior to the sale of at least 85% of the Registrable Shares included in the applicable registration relating to such request, such registration is adversely affected by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the Investor’s reasonable satisfaction within thirty days of the date of such order. Notwithstanding the foregoing, the Company will pay all Registration Expenses in connection with any request for registration pursuant to Section (A)(2) regardless of whether or not such request counts toward the limitation set forth above.

        4.        Short-Form Registrations. The Company may effect any registration using Form S-3 or any comparable or successor form or forms or any similar short-form registration (“Short-Form Registration”) unless it is not then eligible to utilize such form.

        5.        Restrictions on Demand Registrations. If the filing or initial effectiveness of a registration statement with respect to a Demand Registration would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board of Directors (i) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement, (iii) would in the good faith judgment of the Board of Directors reasonably be expected to materially adversely affect the Company or its business if made at such time, or (iv) would reasonably be expected to interfere with the Company’s ability to effect a planned or proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may upon giving prompt written notice of such action to the participants in such registration (each of whom hereby agrees to maintain the confidentiality of all information disclosed to such participants) delay the filing or initial effectiveness of, or suspend use of, such Registration Statement; provided , that the Company shall not be permitted to do so (i) for more than 90 days for a given occurrence of such a circumstance, (ii) more than three times during any twelve-month period or (iv) for periods exceeding, in the aggregate, 180 days during any twelve-month period. In the event the Company exercises its rights under the preceding sentence, the Investor or such transferees agree to suspend, promptly upon its receipt of the notice referred to above, its use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Shares. If the Company so postpones the filing of a prospectus or the effectiveness of a Registration Statement, the Investor will be entitled to withdraw such request and, if such request is withdrawn, such Registration Request will not count for the purposes of the limitation set forth in Section (A)(3). The Company will pay all Registration Expenses incurred in connection with any such aborted registration or prospectus.

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        6.        Effective Registration Statement. A registration requested pursuant to Section (A)(2) shall not be deemed to have been effected unless it is declared effective by the SEC or is automatically effective upon filing pursuant to Rule 462 of the Securities Act and remains effective for the period specified in Section (A)(3).

B. Piggy-Back Registrations

        1.        Right to Piggyback. Whenever the Company proposes to register any of its securities, other than a registration pursuant to Section (A)(2) or a Special Registration (as defined below), and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Shares, the Company will give prompt written notice to the Investors and all known transferees of its intention to effect such a registration (but in no event less than 10 days prior to the anticipated filing date) and, subject to Section (B)(3), will include in such registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within 10 business days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Shares from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth business day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section prior to the effectiveness of such registration, whether or not the Investor or any transferees have elected to include Registrable Shares in such registration. “Special Registration” means the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or its direct or indirect subsidiaries or in connection with dividend reinvestment plans.

        2.        Piggyback Registration Expenses. The Company will pay all Registration Expenses in connection with any Piggyback Registration, whether or not any registration or prospectus becomes effective or final.

        3.        Priority on Primary Registrations. If a Piggyback Registration relates to an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell, (ii) second, Registrable Shares of the Investor and any transferees who have requested registration of Registrable Shares pursuant to Sections (A) or (B), pro rata on the basis of the aggregate number of such securities or shares owned by each such person and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.

C.     Registration Procedure. Subject to Section (A)(5) , whenever the Investor or any transferees of Registrable Shares have requested that any Registrable Shares be registered pursuant to Section (A) or (B) of this Agreement, the Company will use its reasonable best efforts to effect the registration

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and sale of such Registrable Shares as soon as reasonably practicable in accordance with the intended method of disposition thereof and pursuant thereto. If and whenever the Company is required to use its best efforts to effect a Registration, then as expeditiously as possible the Company shall:

        1.        Filing of Registration Statement. Prepare and file with the Securities and Exchange Commission the appropriate registration statement to effect such Registration and use its best efforts to cause such registration statement to become and remain effective for the period set forth in Section (A)(3).

        2.        Filing of Amendments. Promptly prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or the expiration of 180 days after such registration statement becomes effective (such period of 180 days to be extended one day for each day or portion thereof during such period that such registration statement is subject to any stop order suspending the effectiveness of the registration statement, any order suspending or preventing the use of any related prospectus or any order suspending the qualification of any Registrable Shares included in such registration statement for sale in any jurisdiction).

        3.        Furnish Copies. Promptly furnish to each Investor, in the case of a Demand Registration or a Piggyback Registration in which it participates, advance copies of such Registration Statement and each prospectus included therein or filed with the Commission not more than five business days following the filing thereof with the Commission, and make the Company’s representatives available for discussion of such document and in good faith consider such changes in such document prior to the filing thereof as each Investor or its counsel may reasonably request.

        4.        Notification. Immediately notify when or if any Registration Statement, amendment, supplement or prospectus has been filed and furnish to Investors that participate in such Registration, without charge to such Investors, such number of conformed copies of such Registration Statement and each such amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement and any other prospectus filed under Rule 424 of the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as the Investor may reasonably request.

        5.        State Approval. Use its commercially reasonable efforts to cause all Registrable Shares covered by such Registration Statement to be registered with or approved by such other United States state governmental agencies or authorities as may be necessary to enable any Investor that participates in such Registration to sell the Registrable Shares covered by such Registration as intended by such registration statement.

        6.        Withdrawal of Stop Order. Use its best efforts to obtain the withdrawal of any stop order suspending the effectiveness of such Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Shares included in such Registration Statement for sale in any jurisdiction.

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        7.        Notification of Need to Update. Immediately notify Investors that participate in such Registration, at any time during which a prospectus relating to such registration statement is required to be delivered under the Securities Act, if the Company becomes aware of any event as a result of which such prospectus, as then in effect, would include an untrue statement of material fact or would omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of such Investors promptly prepare and file with the Commission and furnish to such Investors, promptly following a declaration of effectiveness by the Commission, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

        8.        Transfer Agent. Provide a transfer agent and registrar for all Registrable Shares covered by such Registration Statement not later than the effective date of such Registration Statement.

        9.        Listing on Nasdaq. Use its best efforts to list all Registrable Shares covered by such Registration Statement on any securities exchange on which the same class of securities issued by the Company are then listed or to secure designation and quotation of all Registrable Shares covered by such Registration on the Nasdaq Global Market System.

D.     Registration Expenses. Except as otherwise provided in this Agreement, all expenses incidental to the Company’s performance of or compliance with this Section, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger, telephone and delivery expenses, expenses incurred in connection with any road show, and fees and disbursements of counsel for the Company and all independent certified public accountants and other persons retained by the Company (all such expenses, “Registration Expenses”), will be borne by the Company. The holders of the securities so registered shall pay all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Shares hereunder and any other Registration Expenses required by law to be paid by a selling holder pro rata on the basis of the amount of proceeds from the sale of their shares so registered.

E.     Termination of Registration Rights. The Investor and any transferee or other person’s registration rights as to any securities held by such Investor (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Shares.

F.     Assignment of Registration Rights. The rights of Investor to registration of Registrable Shares pursuant to Section (A) and (B) may be assigned by Investor to a transferee of Registrable Shares who agrees to be bound by the terms and conditions hereof and to which (i) there is transferred to such transferee no less than $3,000,000 in Registrable Shares and (ii) such transfer is otherwise not precluded under the terms hereof; provided, however, the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Shares that are being assigned.

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G. Indemnification.

        1.        Indemnification by the Company. In connection with any Registration, to the extent permitted by law, the Company shall and hereby does indemnify and hold harmless each Investor that participates in such Registration, each such Investor’s legal counsel and independent accountants, each other Person who participates as an underwriter in the offering or sale of securities (if so required by such underwriter as a condition to including the Registrable Shares of such Investors in such registration) and each other Person, if any, who controls any such Investor or any such underwriter within the meaning of the Securities Act (collectively, the “Indemnified Parties”), against any losses, claims, damages, liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) or expenses, joint or several, to which such Investor, underwriter or other Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the offering and sale of such securities were registered under the Securities Act, any registration statement or prospectus, or any document incorporated therein by reference, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Securities Act or state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration. The Company shall reimburse the Indemnified Parties for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof); provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof) or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided, further, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises solely out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus, or any document incorporated therein by reference, or any such amendment or supplement thereto, in reliance upon and in conformity with information furnished to the Company in writing by any Indemnified Party specifically for use therein.

        2.        Indemnification by Investors. As a condition to including any Registrable Shares in any Registration, to the extent permitted by law, each Investor shall and does hereby indemnify and hold harmless (in the same manner and to the same extent as set forth in Section (G)(1)) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from any registration statement under which the offering and sale of such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if and only if and to the extent that such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company directly by such Person for use in connection with the

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registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto; provided, however, that the obligation of any such Investor under this Section shall be limited to an amount equal to the gross proceeds received by such Investor upon the sale of Registrable Shares sold in such Registration, unless such liability arises out of or is based upon such Investor’s willful misconduct.

H.     Contribution. If the indemnification provided for in Section (G) is unavailable or insufficient to hold harmless an Indemnified Party, then each Indemnifying Party shall contribute to the amount paid or payable to such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in Section (G) an amount or additional amount, as the case may be, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or Indemnifying Parties, on the one hand, and the Indemnified Party, on the other, in connection with the statements or omissions that resulted in such losses, claims, demands or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or Indemnifying Parties, on the one hand, or the Indemnified Party, on the other, and the relative intent, knowledge, access to information and opportunity of the parties to correct or prevent such untrue statement or omission. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding sentence. The amount paid to an Indemnified Party pursuant to this Section shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation.

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